EXHIBIT 10.1
COMPENSATION INFORMATION FOR NAMED EXECUTIVE OFFICERS
     The table below provides information regarding the 2006 cash bonus, 2007 annual base salary and 2007 target cash bonus of each named executive officer of Genitope Corporation (the “Company”).

Named Executive Officer	2006 Cash	2007 Annual	2007 Target Cash
	Bonus	Base Salary	Bonus*
Dan W. Denney, Jr.	$140,400	$498,000	55%
Chief Executive Officer
John M. Vuko	$82,560	$312,500	40%
Vice President, Finance and Chief Financial Officer
Mike Buckley	$49,949	$252,000	30%
Vice President, Manufacturing
Bonnie Charpentier	$—	$ NA	NA
Former Vice President, Regulatory Affairs**
Claude Miller	$51,600	$260,500	30%
Vice President, Regulatory Affairs and Quality
Tom DeZao***	$74,672	$$271,000	40%
Strategic Marketing and Sales

*	Percentage of each named executive officer’s 2007 annual base salary

**	Dr. Charpentier resigned from the Company in December 2006.

***	Mr. DeZao was not a named executive officer during fiscal 2006.